Exhibit 10.2

Amendment to

MTIX Limited Purchase Order Number 2121

This amendment (the “Amendment”) is made as of February 24, 2020 to that certain Purchase order Number 2121, issued by MTIX Limited in favor of DPW Holdings, Inc. (f/k/a Digital Power Corporation), dated March 7, 2017 (the “Purchase Order”).

It is mutually understood and agreed that the parties to the Purchase Order, previously, on November 14, 2018, amended the relevant payment terms. This amendment hereby extends the term of the Purchase Order to March 7, 2022.

Except as amended hereby, the Agreement shall remain unmodified and is hereby ratified in all respects.

This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

In Witness Whereof, the parties hereto have executed this Amendment as of the date first above written.

MTIX LIMITED

By:	/s/ Pravin Mistry
Name:	Pravin Mistry
Title:	Chief Executive Officer and President

DPW HOLDINGS, INC.

By:	/s/ Milton C. Ault
Name:	Milton C. Ault, III
Title:	Chief Executive Officer